                                                                    Exhibit 4.2

                                                                 EXECUTION COPY

_______________________________________________________________________________
_______________________________________________________________________________


                         Seagate Technology HDD Holdings
                                     Issuer

                           Seagate Technology Holdings
                                    Guarantor

                            8% Senior Notes Due 2009

                              ____________________

                                    INDENTURE

                            Dated as of May 13, 2002

                              ____________________

                                 U.S. Bank, N.A.,

                                   as Trustee


_______________________________________________________________________________
_______________________________________________________________________________

                                    CROSS-REFERENCE TABLE

  TIA                                                 Indenture
Section                                               Section
-------                                               -------

310(a)(1)          ..............................     7.10
    (a)(2)         ..............................     7.10
    (a)(3)         ..............................     N.A.
    (a)(4)         ..............................     N.A.
    (b)            ..............................     7.08; 7.10
    (c)            ..............................     N.A.
311(a)             ..............................     7.11
    (b)            ..............................     7.11
    (c)            ..............................     N.A.
312(a)             ..............................     2.05
    (b)            ..............................     11.03
    (c)            ..............................     11.03
313(a)             ..............................     7.06
    (b)(1)         ..............................     N.A.
    (b)(2)         ..............................     7.06
    (c)            ..............................     11.02
    (d)            ..............................     7.06
314(a)             ..............................     4.02; 4.10; 11.02
    (b)            ..............................     N.A.
    (c)(1)         ..............................     11.04
    (c)(2)         ..............................     11.04
    (c)(3)         ..............................     N.A.
    (d)            ..............................     N.A.
    (e)            ..............................     11.05
    (f)            ..............................     4.10
315(a)             ..............................     7.01
    (b)            ..............................     7.05; 10.02
    (c)            ..............................     7.01
    (d)            ..............................     7.01
    (e)            ..............................     6.11
316(a)(last sentence) ...........................     11.06
    (a)(1)(A)      ..............................     6.05
    (a)(1)(B)      ..............................     6.04
    (a)(2)         ..............................     N.A.
    (b)            ..............................     6.07
317(a)(1)          ..............................     6.08
    (a)(2)         ..............................     6.09
    (b)            ..............................     2.04
318(a)             ..............................     11.01

                                  N.A. means Not Applicable.

_________________________
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
ARTICLE 1  Definitions and Incorporation by Reference.............................................................1
           ------------------------------------------

     SECTION 1.01. Definitions....................................................................................1
                   -----------

     SECTION 1.02. Other Definitions.............................................................................44
                   -----------------

     SECTION 1.03. Incorporation by Reference of Trust Indenture Act.............................................44
                   -------------------------------------------------

     SECTION 1.04. Rules of Construction.........................................................................45
                   ---------------------

ARTICLE 2  The Securities........................................................................................46
           --------------

     SECTION 2.01. Form and Dating...............................................................................46
                   ---------------

     SECTION 2.02. Execution and Authentication..................................................................47
                   ----------------------------

     SECTION 2.03. Registrar and Paying Agent....................................................................47
                   --------------------------

     SECTION 2.04. Paying Agent To Hold Money in Trust...........................................................49
                   -----------------------------------

     SECTION 2.05. Securityholder Lists..........................................................................49
                   --------------------

     SECTION 2.06. Transfer and Exchange.........................................................................50
                   ---------------------

     SECTION 2.06. Replacement Securities........................................................................50
                   ----------------------

     SECTION 2.07. Outstanding Securities........................................................................51
                   ----------------------

     SECTION 2.08. Temporary Securities..........................................................................51
                   --------------------

     SECTION 2.09. Cancellation..................................................................................52
                   ------------

     SECTION 2.10. Defaulted Interest............................................................................52
                   ------------------

     SECTION 2.12. CUSIP Numbers.................................................................................53
                   -------------

     SECTION 2.11. Issuance of Additional Securities.............................................................53
                   ---------------------------------

ARTICLE 3  Redemption............................................................................................54
           ----------

     SECTION 3.01. Notices to Trustee............................................................................54
                   ------------------

     SECTION 3.02. Selection of Securities To Be Redeemed........................................................55
                   --------------------------------------

     SECTION 3.03. Notice of Redemption..........................................................................55
                   --------------------

     SECTION 3.04. Effect of Notice of Redemption................................................................56
                   ------------------------------

     SECTION 3.05. Deposit of Redemption Price...................................................................57
                   ---------------------------

     SECTION 3.06. Securities Redeemed in Part...................................................................57
                   ---------------------------

ARTICLE 4  Covenants.............................................................................................57
           ---------

     SECTION 4.01. Payment of Securities.........................................................................57
                   ---------------------

     SECTION 4.02. SEC Reports...................................................................................58
                   -----------

     SECTION 4.03. Limitation on Indebtedness....................................................................59
                   --------------------------

     SECTION 4.04. Limitation on Restricted Payments.............................................................63
                   ---------------------------------

     SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries......................72
                   ------------------------------------------------------------------------

     SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock............................................74
                   --------------------------------------------------

     SECTION 4.07. Limitation on Affiliate Transactions..........................................................79

     SECTION 4.08. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries................83
                   ------------------------------------------------------------------------------

     SECTION 4.08. Change of Control.............................................................................83
                   -----------------

     SECTION 4.10. Limitation on Liens...........................................................................86
                   -------------------

     SECTION 4.11. Limitation on Sale/Leaseback Transactions.....................................................86
                   -----------------------------------------

     SECTION 4.09. Amendment of Deferred Compensation Plans......................................................86
                   ----------------------------------------

     SECTION 4.10. Additional Amounts............................................................................87
                   ------------------

     SECTION 4.11. Compliance Certificate........................................................................90
                   ----------------------

     SECTION 4.12. Further Instruments and Acts..................................................................90
                   ----------------------------

ARTICLE 5  Successor Company.....................................................................................90
           -----------------

     SECTION 5.01. When the Company May Merge or Transfer Assets.................................................90
                   ---------------------------------------------

     SECTION 5.02. When Parent May Merge or Transfer Assets......................................................92
                   ----------------------------------------

ARTICLE 6  Defaults and Remedies.................................................................................93
           ---------------------

     SECTION 6.01. Events of Default.............................................................................93
                   -----------------

     SECTION 6.02. Acceleration..................................................................................96
                   ------------

     SECTION 6.03. Other Remedies................................................................................96
                   --------------

     SECTION 6.04. Waiver of Past Defaults.......................................................................97
                   -----------------------

     SECTION 6.05. Control by Majority...........................................................................97
                   -------------------

     SECTION 6.06. Limitation on Suits...........................................................................97
                   -------------------

     SECTION 6.07. Rights of Holders to Receive Payment..........................................................98
                   ------------------------------------

     SECTION 6.08. Collection Suit by Trustee....................................................................98
                   --------------------------

     SECTION 6.09. Trustee May File Proofs of Claim..............................................................99
                   --------------------------------

     SECTION 6.10. Priorities....................................................................................99
                   ----------

     SECTION 6.11. Undertaking for Costs........................................................................100
                   ---------------------

     SECTION 6.12. Waiver of Stay or Extension Laws.............................................................100
                   --------------------------------

ARTICLE 7  Trustee..............................................................................................100
           -------

     SECTION 7.01. Duties of Trustee............................................................................100
                   -----------------

     SECTION 7.02. Rights of Trustee............................................................................102
                   -----------------

     SECTION 7.03. Individual Rights of Trustee.................................................................103
                   ----------------------------

     SECTION 7.04. Trustee's Disclaimer.........................................................................103
                   --------------------

     SECTION 7.05. Notice of Defaults...........................................................................104
                   ------------------

     SECTION 7.06. Reports by Trustee to Holders................................................................104
                   -----------------------------

     SECTION 7.07. Compensation and Indemnity...................................................................105
                   --------------------------

     SECTION 7.08. Replacement of Trustee.......................................................................106
                   ----------------------

     SECTION 7.09. Successor Trustee by Merger..................................................................107
                   ---------------------------

     SECTION 7.10. Eligibility; Disqualification................................................................107
                   -----------------------------

     SECTION 7.11. Preferential Collection of Claims Against Company............................................108
                   -------------------------------------------------

ARTICLE 8  Discharge of Indenture; Defeasance...................................................................108
           ----------------------------------

     SECTION 8.01. Discharge of Liability on Securities; Defeasance.............................................108
                   ------------------------------------------------

     SECTION 8.02. Conditions to Defeasance.....................................................................109
                   ------------------------

     SECTION 8.03. Application of Trust Money...................................................................111
                   --------------------------

     SECTION 8.04. Repayment to Company.........................................................................111
                   --------------------

     SECTION 8.05. Indemnity for Government Obligations.........................................................112
                   ------------------------------------

     SECTION 8.06. Reinstatement................................................................................112
                   -------------

ARTICLE 9  Amendments...........................................................................................112
           ----------

     SECTION 9.01. Without Consent of Holders...................................................................112
                   --------------------------

     SECTION 9.02. With Consent of Holders......................................................................113
                   -----------------------

     SECTION 9.03. Compliance with Trust Indenture Act..........................................................115
                   -----------------------------------

     SECTION 9.04. Revocation and Effect of Consents and Waivers................................................115
                   ---------------------------------------------

     SECTION 9.05. Notation on or Exchange of Securities........................................................116
                   -------------------------------------

     SECTION 9.06. Trustee To Sign Amendments...................................................................116
                   --------------------------

     SECTION 9.07. Payment for Consent..........................................................................116
                   -------------------

ARTICLE 10  Guarantee...........................................................................................116
            ---------

     SECTION 10.01. Guarantee...................................................................................117
                    ---------

     SECTION 10.02. Successors and Assigns......................................................................119
                    ----------------------

     SECTION 10.03. No Waiver...................................................................................119
                    ---------

     SECTION 10.04. Modification................................................................................120
                    ------------

     SECTION 10.05. Release of Guarantor and Termination of Parent Guaranty.....................................120
                    -------------------------------------------------------

ARTICLE 11  Miscellaneous.......................................................................................120
            -------------

     SECTION 11.01. Trust Indenture Act Controls................................................................120
                    ----------------------------

     SECTION 11.02. Notices.....................................................................................121
                    -------

     SECTION 11.03. Communication by Holders with Other Holders.................................................122
                    -------------------------------------------

     SECTION 11.04. Certificate and Opinion as to Conditions Precedent..........................................122
                    --------------------------------------------------

     SECTION 11.05. Statements Required in Certificate or Opinion...............................................123
                    ---------------------------------------------

     SECTION 11.06. When Securities Disregarded.................................................................123
                    ---------------------------

     SECTION 11.07. Rules by Trustee, Paying Agent and Registrar................................................124
                    --------------------------------------------

     SECTION 11.08. Legal Holidays..............................................................................124
                    --------------

     SECTION 11.09. GOVERNING LAW...............................................................................124
                    -------------

     SECTION 11.10. No Recourse Against Others..................................................................124
                    --------------------------

     SECTION 11.11. Successors..................................................................................124
                    ----------

     SECTION 11.12. Multiple Originals..........................................................................124
                    ------------------

     SECTION 11.13. Consent to Jurisdiction; Appointment of Agent for Service of Process........................124
                    --------------------------------------------------------------------

     SECTION 11.14. Table of Contents; Headings.................................................................126
                    ---------------------------

Rule 144A/Regulation S Appendix

Exhibit 1 - Form of Initial Security

Exhibit A - Form of Exchange Security or Private Exchange
            Security

                                    INDENTURE dated as of May 13, 2002, among
                           SEAGATE TECHNOLOGY HDD HOLDINGS, an exempted limited liability company organized under the laws of the Cayman Islands (the "Company"), SEAGATE TECHNOLOGY HOLDINGS, an exempted limited liability company organized under the laws of the Cayman Islands ("Parent"), and U.S. BANK, N.A., a national banking association, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Initial Securities, Exchange Securities and Private Exchange Securities (collectively, the "Securities"):

                 Definitions and Incorporation by Reference
                 ------------------------------------------

                  Definitions.
                  -----------

                  "Additional Assets" means (1) any property, plant or equipment used in a Related Business, (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2)
--------  -------
or (3) above is primarily engaged in a Related Business.

                  "Additional Interest" means "Additional Interest" as defined in the Registration Rights Agreement.

                  "Additional Securities" means, subject to the Company's compliance with Section 4.03, 8% Senior Notes Due 2009 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Applicable Premium" means, with respect to a Security at any redemption date, the greater of (1) 1.0% of the principal amount of such Security and (2) the excess of (A) the present value of (x) the redemption price of such Security at May 15, 2006, as set forth in such Security (but excluding accrued interest) plus (y) all required interest payments due on such Security through May 15, 2006, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the then-outstanding principal amount of such Security.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                  (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

                  (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or

                  (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (B) sales or other dispositions of obsolete, uneconomical, negligible, worn-out or surplus assets, in each case in the ordinary course of business, (C) issuances of (i) options, warrants or other rights to purchase common stock of a Restricted Subsidiary or (ii) shares of common stock of such Restricted Subsidiary upon exercise of such options, warrants or other rights to officers, directors and employees of such Restricted Subsidiary pursuant to the terms of agreements (including employment agreements) or employee or director benefit plans (or amendments thereto) approved by the Board of Directors of the Company in good faith; provided, however, that shares
                                                 --------  -------
of common stock of such Restricted Subsidiary issued pursuant to the exercise of such options, warrants or other rights to purchase such common stock which are subject to this clause (C) shall not exceed 20% of the outstanding shares of common stock of such Restricted Subsidiary, on a fully diluted basis, (D) for purposes of Section 4.06 only, (i) a disposition that constitutes a Restricted Payment permitted by Section 4.04 or a Permitted Investment, (ii) a disposition of all or substantially all the assets of the Company in accordance with Section
5.01 and (z) a disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (E) a disposition of Temporary Cash Investments, (F) sales of assets received by the Company or any Restricted Subsidiary upon foreclosure of a Lien, (G) the lease or sublease of office and factory space in the ordinary course of business and (H) a disposition of assets with a fair market value of less than $1 million.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in
           --------  -------
a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

                  "Board of Directors" with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Change of Control" means the occurrence of any of the following events:

                  (1) prior to the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Parent or the Company, whether as a result of issuance of securities of Parent or the Company, any merger, consolidation, liquidation or dissolution of Parent or the Company, or any direct or indirect transfer of securities by Parent or the Company or otherwise (for purposes of this clause (1) and clause
         (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified Person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

                  (2) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as
         --------  -------
         defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause
         (2), such other person shall be deemed to beneficially own any Voting Stock of a specified Person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

                  (3) individuals who on the Issue Date constituted the Board of Directors of the Company or the Parent Board (together with any new directors whose election by such Board of Directors of the Company or the Parent Board or whose nomination for election by the shareholders of the Company or Parent, as the case may be, was approved by a vote of a majority of the directors of the Company or of Parent, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or the Parent Board then in office;

                  (4) the adoption of a plan relating to the liquidation or dissolution of the Company; or

                  (5) the merger or consolidation of Parent or the Company with or into another Person or the merger of another Person with or into Parent or the Company, or the sale of all or substantially all the assets of Parent or the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted

         Holders), other than a transaction following which, in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Parent or the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction.

Following the first day that Parent is permitted to be released from the Parent Guaranty in connection with an initial public offering of the Company, as described in Section 10.05(a), all references to Parent and Parent Board in clauses (1) to (5) above shall be deemed to be deleted.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commodity Agreements" means, with respect to any Person, any agreement for protection against fluctuations in commodity prices or any similar agreements or arrangements to which such Person is a party or of which it is a beneficiary.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are internally available to the Company ending prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:
          --------  -------

                  (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

                  (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

                  For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto, the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith and any operating expense reductions and other adjustments as described below, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and (i) shall, except as described below in clause (iii), comply with the requirements of Rule 11-02 of Regulation S-X of the SEC, (ii) may include adjustments for operating expense reductions that would be permitted by such Rule and (iii) in connection with acquisitions, purchases or mergers, may reflect adjustments not permitted by such Rule for the elimination of operating expenses attributable to any terminated lease or contract, the related reduction in personnel or facility expenses as a result of such termination and the elimination of personnel expenses as a result of severance and of facilities expense as a result of the termination, closure or relocation of facilities, in each case if such termination, severance, closure or relocation has occurred at the time of such acquisition, purchase or merger or occurs within three months thereof.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication,

                  (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

                  (2) amortization of debt discount and debt issuance cost (other than any costs associated with the Incurrence of Indebtedness with respect to the Securities and the Credit Agreement),

                  (3)   capitalized interest,

                  (4)   non-cash interest expense,

                  (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

                  (6)  net payments pursuant to Hedging Obligations,

                  (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock); provided,
                                                                     --------
         however, that such dividends will be multiplied by a fraction the
         -------
         numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the Chief Financial Officer of the Company in good faith),

                  (8) interest incurred in connection with Investments in discontinued operations,

                  (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary, and

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that
                                                         --------  -------
there shall not be included in such Consolidated Net Income:

                  (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that

                       (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below), and

                           (B) the Company's equity in a net loss of any such Person to the extent accounted for pursuant to the equity method of accounting for such period shall be included in determining such Consolidated Net Income;

                  (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that

                           (A)   subject to the exclusion contained in clause
                  (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause), and

                           (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5)   extraordinary gains or losses; and

                  (6) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

                  "Credit Agreement" means the Credit Agreement to be entered into by and among Parent, the Company, Seagate Technology (US) Holdings, Inc., the lenders referred to therein, JPMorgan Chase Bank, as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Citicorp USA, Inc., Credit Suisse First Boston and Merrill Lynch Capital Corporation, as Documentation Agents, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any other agreement or agreements (and related document or documents) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Deferred Compensation Plans" means (1) the deferred compensation plan dated as of November 22, 2000, of the Company (as amended, waived, supplemented or otherwise modified from time to time in compliance with the provisions set forth in Section 4.12), (2) any other plan established in lieu of, or to renew or replace, in whole or in part, any plan referred to in clause (1) above or this clause (2) and any other similar plan the purpose or effect of which is to provide the participants therein the benefits that they are entitled to on the Issue Date under the plans described in clause (1) above or this clause (2), and (3) any Guarantee by the Company or any of its Subsidiaries, that is in effect on the Issue Date and is described in the Offering Memorandum, of any obligation under any Deferred Compensation Plan referred to in clauses (1) and (2) above.

                  "Designated Preferred Stock" means Preferred Stock of the Company (other than Disqualified Stock and Excluded Contributions) that is issued for cash (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by an Officer of the Company on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in
Section 4.04(a)(3).

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event

                  (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

                  (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock, or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to 91 days after the Stated Maturity of the Securities; provided, however, that if such Capital Stock is issued to any employee of the
--------  -------
Company or any of its Subsidiaries or to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy obligations as a result of such employees' death or disability; and provided further, however,
                                                     -------- -------- --------
that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to 91 days after the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

                  (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities as described in Sections 4.06 and 4.09 and

                  (2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

                  The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided,
                                                                   --------
however, that if such Disqualified Stock could not be required to be redeemed,
-------
repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

                  "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries,

                  (2)   Consolidated Interest Expense,

                  (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period),

                  (4) all other non-cash charges and other non-operating losses and expenses of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge or other non-operating loss or expense to the extent that it represents an accrual of or reserve for cash expenditures in any future period),

                  (5) all expenses and charges as a result of the Refinancing Transactions,

                  (6) any annual management, consulting, monitoring and advisory fees paid by the Company and its Restricted Subsidiaries to any of the Sponsors, in an amount not to exceed $5 million in the aggregate in any calendar year, and

                  (7) any non-recurring charge relating to a restructuring plan of the Company and its Restricted Subsidiaries, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Company or Parent other than (1) public offerings with respect to the Company's or Parent's common stock registered on Form S-8, (2) any public or private sale that constitutes Disqualified Stock, Designated Preferred Stock or an Excluded Contribution and (3) other issuances upon exercise of options by employees of Parent, the Company or any of the Restricted Subsidiaries.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Contributions" means the Net Cash Proceeds received by the Company after the Issue Date from (1) contributions (other than from a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) to its common equity capital and (2) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by an Officer of the Company on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

                  "Fiscal 2002" means the fiscal year commencing June 30, 2001 and ending on June 28, 2002.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in

                  (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

                  (2) statements and pronouncements of the Financial Accounting Standards Board,

                  (3) such other statements by such other entity as approved by a significant segment of the accounting profession, and

                  (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or

                  (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for
--------  -------
collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Agreement or similar agreement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of
                   --------  -------
a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03,

                  (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security,

                  (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional

         Capital Stock of the same clause and with the same terms, and

                  (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness shall not be deemed to be the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th Business Day following payment on the letter of credit);

                  (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

                  Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the
                            --------  -------
amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount,
      --------  -------
the amount of such Indebtedness at any time will be the accreted value thereof at such time. Notwithstanding the foregoing, in no event shall Indebtedness include any liabilities incurred under the Deferred Compensation Plans.

                  "Indemnification Agreement" means that certain Indemnification Agreement dated as of March 29, 2000, among Seagate Technology, Inc., VERITAS Software Corporation and Suez Acquisition Company (Cayman) Limited.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however,
                                                              --------  -------
that such firm is not an Affiliate of the Company.

                  "Initial Purchasers" means Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc.

                  "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

                  For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04,

                  (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a
         --------  -------
         Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and

                  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB-(or the equivalent) by S&P or an equivalent rating by any other Rating Agency.

                  "Issue Date" means May 13, 2002.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Moody's" means Moody's Investors Service, Inc. and its successors.
                  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of

                  (1) all legal, accounting, investment banking and brokerage fees and expenses and all title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

                  (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters', initial purchasers' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "New SAC" means New SAC, an exempted limited liability company organized under the laws of the Cayman Islands.

                  "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

                  "Offering Memorandum" means the Offering Memorandum dated as of May 3, 2002, relating to the issuance of the Securities.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Parent" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Parent Board" means the Board of Directors of Parent or any committee thereof duly authorized to act on behalf of such Board.

                  "Parent Guaranty" means the Guarantee by Parent of the Company's obligations with respect to the Securities.

                  "Permitted Holders" means (1) the Sponsors, (2) members of management of the Company, Parent, New SAC or

Seagate Technology International who own Capital Stock of Parent on the Issue Date and (3) each of their Affiliates.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in

                  (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such
                     --------  -------
         Restricted Subsidiary is a Related Business,

                  (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary
                                --------  -------
         business is a Related Business,

                  (3)   cash and Temporary Cash Investments,

                  (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary
         --------  -------
         trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances,

                  (5) payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business,

                  (6) loans or advances to employees and directors made in the ordinary course of business and not exceeding $15 million at any time outstanding,

                  (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments,

                  (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06,

                  (9) any Person to the extent such Investment exists on the Issue Date and any Investment that replaces or refunds such an Investment; provided, however, that the replacing or refunding
                     --------  -------
         Investment is in an amount that does not exceed the amount of the replaced or refunded Investment (valued at the time made and without giving effect to subsequent changes in value) and is made in the same Person as the replaced or refunded Investment,

                  (10)  any Person; provided, however, that the payment for
                                    --------  -------
         such Investments consists solely of Capital Stock of the Company or its Subsidiaries (other than Disqualified Stock),

                  (11) any Person to the extent such Investment consists of the licensing of intellectual property pursuant to joint venture, strategic alliances or joint marketing arrangements with such Person, in each case made in the ordinary course of business,

                  (12) a vendor or supplier to the extent such Investment consists of loans or advances to such vendor or supplier in connection with any guarantees to the Company or any Restricted Subsidiary of supply by, or to fund the supply capacity of, such vendor or supplier, in any case not to exceed $50 million at any one time outstanding,

                  (13) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its

         Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default,

                  (14)   Hedging Agreements permitted under Section 4.03(b)(8),

                  (15)   any Person; provided, however, that such Investment is
                                     --------  -------
         acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries on a Lien,

                  (16) any Person consisting of Guarantees issued in accordance with Section 4.03, and

                  (17) any other Persons (in addition to the Investments permitted by clauses (1) through (16) of this definition) in aggregate amount not to exceed $200 million at any time outstanding; provided,
                                                                    --------
         however, that not more than $100 million in aggregate amount of such
         -------
         Investments may be made in any calendar year.

                  "Permitted Liens" means, with respect to any Person,

                  (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                  (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, in each case for sums not yet overdue by more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such
                                          --------  -------
         deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

                  (3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

                  (4) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property (real or personal, tangible or intangible), plant or equipment (whether through the direct purchase of assets or the Capital Stock of any person owning such assets) of such Person; provided, however, that the Lien may not extend to any other property
         --------  -------
         owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

                  (7) Liens to secure Indebtedness permitted under Section 4.03(b)(1);

                  (8)   Liens existing on the Issue Date;

                  (9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other
                 --------  -------
         property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

                  (10) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

                  (11) Liens on property at the time the Company or a Restricted Subsidiary acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or any

         Restricted Subsidiary; provided, however, that such Liens are not
                                --------  -------
         created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend
                      -------- -------  -------
         to any other property owned by the Company or any Restricted
         Subsidiary;

                  (12) Liens on specific items of inventory or other goods of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person solely to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (13) Liens consisting of leases and subleases of real property by the Company or any of its Restricted Subsidiaries which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (14) Liens arising from Uniform Commercial Code financing statement filings by lessors regarding operating leases entered into by such lessors and the Company and its Restricted Subsidiaries in the ordinary course of business;

                  (15) Liens in favor of the Company or any of its Restricted Subsidiaries;

                  (16) Liens over goods in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of such goods;

                  (17) licenses of intellectual property of the Company and its Restricted Subsidiaries granted in the ordinary course of business;

                  (18) to the extent not included in clauses (1) through (17) above, any other Lien that is permitted under the Credit Agreement in effect as of the Issue Date; and

                  (19) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10),
         (11) or (14); provided, however, that:
                       --------  -------

                           (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                           (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of
                  (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7),
                  (8), (9), (10), (13) or (16) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

                  Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Publicly Traded Equity Securities" means equity securities of companies (other than any Affiliate of the Company) which are listed on the New York Stock Exchange, the Nasdaq National Market or another recognized national securities exchange.

                  "Purchase Money Indebtedness" means Indebtedness

                  (1) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

                  (2) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements;

provided, however, that such Indebtedness is incurred within 180 days after the
--------  -------
acquisition by the Company or such Restricted Subsidiary of such asset.

                  "Rating Agency" means S&P and Moody's or, if S&P or Moody's or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody's or both, as the case may be.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:
                                                       --------  -------

                  (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

                  (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A)
-------- -------  -------
Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Refinancing Transactions" means, collectively, the transactions described under the caption "The Refinancing" in the Offering Memorandum.

                  "Registration Default" shall have the meaning assigned to such term in the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated May 13, 2002, among the Company and the Initial Purchasers.

                  "Related Business" means any business related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the Issue Date or which constitutes a reasonable extension or expansion of such businesses.

                  "Restricted Payment" with respect to any Person means

                  (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)),

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),

                  (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition),

                  (4) any distribution or other payment (whether in cash, securities or other property or any combination thereof) under or in respect of any Deferred Compensation Plan, or

                  (5) the making of any Investment (other than a Permitted Investment) in any Person.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Rating Group, Inc. and its successors.

                  "Sale/Leaseback Transaction" means an arrangement relating to property owned the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities" means the Securities issued under this Indenture.

                  "Senior Indebtedness" means with respect to any Person:

                  (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, and

                  (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include
            --------  -------

                  (1)   any obligation of such Person to any Subsidiary,

                  (2) any liability for Federal, state, local or other taxes owed or owing by such Person,

                  (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities),

                  (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person, or

                  (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

                  "Shareholders' Agreement" means each of (1) that certain Shareholders' Agreement dated as of November 22, 2000, among each of the Sponsors and New SAC and (2) that certain Management Shareholders Agreement dated as of November 22, 2000, among each of the members of the management group that held ordinary shares of New SAC on November 22, 2000, and New SAC, each as in effect on the Issue Date.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Sponsors" means Silver Lake Capital Partners, L.P., Integral Capital Partners, TPG Partners III, L.P., August Capital, JPMorgan Capital Partners and GS Capital Partners III, L.P. and each of their respective Affiliates that is a party to a Shareholders' Agreement.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

                  "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

                  "Temporary Cash Investments" means any of the following:

                  (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                  (2) investments in (a) time deposit accounts, bankers' acceptances, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America or (b) obligations of United States federal agencies sponsored by the federal government (including, without limitation, Federal Home Loan Bank, Federal Farm Credit Bank, Federal Home Loan Mortgage Corporation and Federal National Mortgage Association) but that are not direct obligations of the United States of America or any agency thereof and are not obligations guaranteed by the United States of America or any agency thereof; in each case which bank, trust company or federally sponsored agency has capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (3) fully collateralized repurchase obligations with a term of not more than 45 days for securities of the types described in clause (1) above or clauses (5), (6) or (7) below entered into with a financial institution meeting the qualifications described in clause
         (2) above;

                  (4) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

                  (5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's;

                  (6) investments in securities with maturities of three years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "AA" by S&P or "Aa" by Moody's;

                  (7) securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest credit ratings obtainable from Moody's or S&P;

                  (8) investments in corporate bonds or notes maturing not more than three years from the date of acquisition thereof and having, at the date of such acquisition, a rating of at least "AA" by S&P or "Aa" by Moody's;

                  (9) auction rate preferred stock maturing not more than 90 days from the date of acquisition thereof and having a rating of at least "A" by S&P or "A" by Moody's; and

                  (10) money market funds that (i) comply with the criteria set forth in SEC Rule 2A-7 under the Investment Company Act of 1940 and (ii) have portfolio assets of at least $1 billion.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)
                                                                  ------
(S) 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Securities following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2006; provided, however, that if the
                                                 --------  -------
period from the redemption date to May 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of the Company that at the time of determination shall be designated an

         Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below, and

                  (2)   any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided,
                                                                --------
however, that (A) the Subsidiary to be so designated has total assets of $1,000
-------
or less, (B) the Subsidiary to be so designated became a Subsidiary of the Company upon the consolidation of or merger with or into Parent or the merger of Parent into the Company if such designation is made at the time of such consolidation or merger and the shareholders of Parent and the Company receive no consideration in connection with any such consolidation or merger other than Capital Stock of the successor company (but excluding any Disqualified Stock) or (C) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

                  The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that
                                                       --------  -------
immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

             Other Definitions.
             ------------------

                                                                     Defined in
                     Term                                              Section
                     ----                                              -------
"Additional Amounts"............................................     4.13
"Affiliate Transaction".........................................     4.07
"Appendix"......................................................     2.01
"Authorized Agent"..............................................     11.13(b)
"Bankruptcy Law"................................................     6.01
"Change of Control Offer".......................................     4.09(b)
"covenant defeasance option"....................................     8.01(b)
"cross acceleration provisions".................................     6.01
"Custodian".....................................................     6.01
"Event of Default" .............................................     6.01
"Excess Interim Tax Distributions"..............................     4.04(b)(15)
"Guaranteed Obligation".........................................     10.01
"Initial Lien"..................................................     4.10
"legal defeasance option".......................................     8.01(b)
"Legal Holiday".................................................     11.08
"Notice of Default".............................................     6.01
"Obligations"...................................................     10.01
"Offer".........................................................     4.06(b)
"Offer Amount"..................................................     4.06(c)(2)
"Offer Period"..................................................     4.06(c)(2)
"Paying Agent"..................................................      2.03
"Purchase Date" ................................................     4.07(c)(1)
"Registrar".....................................................     2.03
"Relevant Taxing Jurisdiction"..................................     4.13
"Subpart F income"..............................................     4.04(b)(15)
"Successor Company".............................................     5.01(a)
"Tax Distributions".............................................     4.04(b)(15)
"Taxes".........................................................     4.13

                  Incorporation by Reference of Trust Indenture Act.
                  --------------------------------------------------
This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Securities and the Parent Guaranty;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company, Parent and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  Rules of Construction. Unless the context otherwise requires:
                  ----------------------

                  (1)   a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)   "or" is not exclusive;

                  (4)   "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (8) interest payable on the Securities shall include any Additional Interest required to be paid on the Securities under the Registration Rights Agreement;

                  (9) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

                  (10) all references to the date the Securities were originally issued shall refer to the Issue Date; and

                  (11)  all references to "$" or "dollars" are to U.S. dollars.

                                 The Securities
                                 --------------

                  Form and Dating.  Provisions relating to the Initial
                  ----------------
Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix, Exhibit 1 to the Appendix and Exhibit A are part of the terms of this Indenture.

                  Execution and Authentication.  One Officer shall sign the
                  -----------------------------
Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and deliver Securities as set forth in the Appendix.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  Registrar and Paying Agent.  The Company shall maintain an
                  ---------------------------
office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within either the United States of America or the Cayman Islands may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided,
                                                                     --------
however, that no such removal shall become effective until (a) acceptance of an
-------
appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (b) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent, as the case may be, until the appointment in accordance with clause (a) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

                  Paying Agent To Hold Money in Trust.  Prior to each due date
                  ------------------------------------
of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  Securityholder Lists.  The Trustee shall preserve in as
                  ---------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06.   Transfer and Exchange.  The Securities shall
                                  ----------------------
be issued in registered form and shall be transferable only upon the surrender of the Securities being transferred for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements therefor are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the requirements therefor are met.

                  Replacement Securities.  If a mutilated Security is
                  -----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event that any mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security, together with all accrued and unpaid interest thereon, instead of issuing a new Security in replacement thereof.

                  Every replacement Security is an additional obligation of the Company.

                  The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

                  Outstanding Securities.  Securities outstanding at any time
                  -----------------------
are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section
2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  Temporary Securities.  Until definitive Securities are ready
                  ---------------------
for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

                  Cancellation.  The Company at any time may deliver Securities
                  -------------
to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

                  Defaulted Interest.  If the Company defaults in a payment of
                  -------------------
interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12.   CUSIP Numbers.  The Company in issuing the
                                  --------------
Securities may use numbers assigned by the Committee on Uniform Securities Identification Procedures ("CUSIP") and corresponding International Securities Identification Numbers ("ISIN") (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no
         --------  -------
representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

                  Issuance of Additional Securities.  The Company shall be
                  ----------------------------------
entitled, subject to its compliance with Section 4.03, without the consent of the Holders, to issue Additional Securities from time to time after the Issue Date under this Indenture, in an unlimited aggregate principal amount, which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

                  With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors of the Company and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price, the issue date and the CUSIP or ISIN number of such Additional Securities; provided, however, that no
                                               --------  -------
         Additional Securities may be issued at
         a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code; and

                  (3) whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

                                   Redemption
                                   ----------

                  Notices to Trustee.  If the Company elects to redeem
                  -------------------
Securities pursuant to paragraph 5 or 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company shall give each notice to the Trustee provided for in this Section at least 45 but no more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any such notice to the Trustee may be canceled by the Company by written notice to the Trustee given no later than three Business Days prior to the date on which the Trustee intends to mail notice of such redemption to any Holder and shall thereby be void and of no effect.

                  Selection of Securities To Be Redeemed.  If fewer than all the
                  ---------------------------------------
Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000, unless a Security has a principal amount of $1,000 or less, in which case the Trustee may select the whole principal amount but not part of the principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  Notice of Redemption.  At least 30 days but not more than 60
                  ---------------------
days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1)   the redemption date;

                  (2)   the redemption price;

                  (3)   the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.03.

                  Effect of Notice of Redemption.  Once notice of redemption is
                  -------------------------------
mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  Deposit of Redemption Price.  Prior to the redemption date,
                  ----------------------------
the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions of Securities called for redemption so long as the Issuer has deposited with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, has segregated and holds in trust) funds sufficient to pay in full the principal of, plus all accrued and unpaid interest on, the Securities to be redeemed, unless the Paying Agent is prohibited from taking such payment pursuant to the terms of this Indenture.

                  Securities Redeemed in Part.  Upon surrender of a Security
                  ----------------------------
that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    Covenants
                                    ---------

                  Payment of Securities.  The Company shall promptly pay the
                  ----------------------
principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SEC Reports.  Notwithstanding that the Company may not be
                  ------------
subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless not permitted by SEC practice) and provide the Trustee and Securityholders within 15 days after it files them (or would have filed them if permitted by SEC practice) with the SEC with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however,
                                                             --------  -------
that in lieu of any annual report required of U.S. corporations, if the Company is a "foreign private issuer" for purposes of the Exchange Act, the Company may file and provide such annual report required of foreign private issuers subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; provided further, however, that (a) so long as Parent is the Guarantor of the
-------- -------  -------
Securities, the reports, information and other documents required to be filed and provided as described in this Section 4.02 may, at the Company's option, be filed and provided by, and be those of, Parent rather than the Company, and (b) in that event and if Parent conducts any business or holds any significant assets other than the capital stock of the Company at the time of filing any such report, information or other document, such reports, information and other documents must include summarized financial information (consistent with that provided in the Offering Memorandum) with respect to the Company and its Subsidiaries. In addition, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders or prospective investors, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long any Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA (S) 314(a).

                  Limitation on Indebtedness.
                  ---------------------------

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company shall be entitled to Incur Indebtedness if,
--------  -------
on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio exceeds 3.0 to 1.0.

                  (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

                  (1) Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to the Credit Agreement; provided, however, that,
                                                    --------  -------
         immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $600 million;

                  (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent
                                --------  -------
         issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

                  (3) the Securities and the Exchange Securities (other than any Additional Securities);

                  (4) any Indebtedness to the extent outstanding on the Issue Date after application of the proceeds from the sale of the Securities (other than Indebtedness described in clauses (1), (2) or (3) of this Section 4.03(b);

                  (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date of such acquisition and after
         --------  -------
         giving pro forma effect thereto, either (A) the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5) or (B) the Consolidated Coverage Ratio after giving effect to such acquisition would be (i) greater than the Consolidated Coverage Ratio immediately prior to such acquisition and (ii) at least 2.5:1.0;

                  (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (4) or (5) of this Section 4.03(b) or this clause (6);

                  (7) Purchase Money Indebtedness and Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to this clause (7) in an aggregate principal amount not to exceed $150 million at any time outstanding;

                  (8) Hedging Obligations entered into in good faith to hedge risks with respect to the Company's and the Restricted Subsidiaries' interest rate, currency and commodity price exposure;

                  (9) obligations in respect of workman's compensation, performance, bid and surety bonds, completion guarantees and payment obligations in connection with self-insurance or similar requirements provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is
                             --------  -------
         extinguished within five Business Days of its Incurrence;

                  (11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for customary indemnification, adjustment of purchase price or similar obligations, in each case Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary by the Company or any Restricted Subsidiary in compliance with the terms of this Indenture, other than Indebtedness consisting of Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

                  (12) obligations arising from or representing deferred compensation to employees of the Company or its Subsidiaries (A) that constitute or are deemed to be Indebtedness under GAAP and that are Incurred in the ordinary course of business or (B) pursuant to the Deferred Compensation Plans; and

                  (13) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) of this Section 4.03(b) or
         Section 4.03(a)) does not exceed $100 million.

                  (c) Notwithstanding the foregoing, the Company and the Restricted Subsidiaries shall not Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

                  (d) For purposes of determining compliance with this Section 4.03, (1) any Indebtedness outstanding under the

Credit Agreement on the Issue Date will be treated as Incurred on the Issue Date under Section 4.03(b)(1), (2) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, shall classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses, (3) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described herein, and (4) at any time that the Consolidated Coverage Ratio exceeds 3.0 to 1.0, the Company may reclassify Indebtedness originally Incurred pursuant to one or more clauses of Section 4.03(b) as Indebtedness Incurred pursuant to Section 4.03(a) but only to the extent such Indebtedness could have been Incurred pursuant to Section 4.03(a).

                  (e) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies after the date on which such Indebtedness was Incurred. For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different
--------  -------
currency is subject to a Currency Agreement with respect to the U.S. dollar covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness being Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S.

Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

         (f) Following the first day that (1) the Securities have an Investment Grade Rating from both of the Rating Agencies and (2) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall cease to be subject to the provisions of this Section 4.03.

                       Limitation on Restricted Payments.
                       ---------------------------------

         (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                           (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of Fiscal 2002 to the end of the most recent fiscal quarter ended for which financial statements are internally available to the Company prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
                                                        ----

                           (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock, Excluded Contributions and Designated Preferred Stock) subsequent to the beginning of Fiscal 2002 (other than an issuance or sale to a

                  Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash contribution (other than Excluded Contributions) received by the Company from its shareholders subsequent to the beginning of Fiscal 2002; plus
                                                                           ----

                           (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the beginning of Fiscal 2002 of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall
                             --------  -------
                  not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus
                                               ----

                           (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted

                  Subsidiary; provided, however, that the foregoing sum shall
                              --------  -------
                  not exceed, in the case of any Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

                  (b)   The provisions of Section 4.04(a) shall not prohibit:

                  (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock, other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees and other than any such Net Cash Proceeds that have previously been applied under Sections 4.04(b)(1), (4), (12) or (14)) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall
                       --------  -------
         be excluded in the calculation of the amount of Restricted Payments and
         (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

                  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase,
                                   --------  -------
         repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04;

         provided, however, that such dividend shall be included in the
         --------  -------
         calculation of the amount of Restricted Payments;

                  (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of New SAC, Parent or the Company or any of its Subsidiaries from employees, former employees, directors or former directors of New SAC, Parent or the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such
                --------  -------
         repurchases and other acquisitions shall not exceed $25 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided further, however, that such amount in any calendar year may
         -------- -------  -------
         be increased by an amount not to exceed (A) the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries in such calendar year from the sale of Capital Stock of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock or Preferred Stock and other than any such Net Cash Proceeds that have previously been applied under Sections 4.04(b)(1), (4), (12) or (14)) to members of management or directors of the Company or any of its Restricted Subsidiaries that occurs after the Issue Date (provided
                                                                   --------
         that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 4.04(a)(3)) plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries in such calendar year after the Issue Date; provided further, however,
                                                  -------- -------  -------
         that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

                  (5) dividends to Parent to be used by Parent solely to pay its franchise taxes and other fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of the employees) incurred by Parent in the ordinary course of its business; provided, however,
                                                           --------  -------
         that such dividends shall not exceed $3 million in any calendar year; provided further, however, that such dividends shall be excluded in
         -------- -------  -------
         the calculation of the amount of Restricted Payments;

                  (6) the payment of dividends on the Company's common stock following the first bona fide underwritten public offering of common stock of the Company or Parent, as the case may be, after the Issue Date, of up to 6% per annum of the Net Cash Proceeds received by the Company or Parent, as the case may be, from such public offering; provided, however, that (A) the aggregate amount of all such dividends
         --------  -------
         shall not exceed the aggregate amount of Net Cash Proceeds received by or, in the case of a public offering by Parent, contributed by Parent to the Company in connection with such public offering and (B) such dividends shall be included in the calculation of the amount of Restricted Payments;

                  (7) the payment of, or the making of distributions to Parent solely to allow Parent to pay, annual management, consulting, monitoring and advisory fees to any of the Sponsors; provided, however,
                                                              --------  -------
         that any such payment is permitted by Section 4.07; provided further,
                                                             -------- -------
         however, that any such payment is excluded in the calculation of the
         -------
         amount of Restricted Payments;

                  (8) the making of distributions to Parent and the making of distributions or other payments to participants under the Deferred Compensation Plans, in each case on or about the Issue Date in the amounts and on the terms described in the Offering Memorandum; provided, however, that such distributions and payments shall be
         --------  -------
         excluded in the calculation of the amount of Restricted Payments;

                  (9) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent that any surplus Net Available Cash exists after the consummation of an offer to purchase Securities under Section 4.06(a)(3)(C); provided, however, that such prepayment, repayment,
                        --------  -------
         purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (10)  any repurchase of Capital Stock of the Company deemed to occur upon the exercise of stock options to acquire Capital Stock of the Company if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such repurchase shall be
                                --------  -------
         excluded in the calculation of the amount of Restricted Payments;

                  (11) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or its Restricted Subsidiaries issued or Incurred after the Issue Date in accordance with Section 4.03; provided, however,
                                                         --------  -------
         that such dividends or distributions shall be excluded in the calculation of the amount or Restricted Payments;

                  (12) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock issued after the Issue Date; provided, however, that (A) for the most recently ended
                     --------  -------
         four full fiscal quarters for which financial statements are internally available to the Company immediately preceding the declaration of any such dividend after giving effect to such dividend on a pro forma basis, the Consolidated Coverage Ratio would have been at least 3.0:1.0, and (B) the aggregate amount of dividends declared and paid pursuant to this Section 4.04(b)(12) on a particular class or series of Designated Preferred Stock does not exceed the Net Cash Proceeds received by the Company from the sale of such class or series of Designated Preferred Stock issued after the Issue Date that have not, at the date of such payment, been applied under Sections 4.04(b)(1),
         (4) or (12); provided further, however, that such dividends shall be
                      -------- -------  -------
         excluded in the calculation of the amount of Restricted Payments;

                  (13) payments, or the making of distributions to Parent
         solely to allow payments, which are contemplated by the Indemnification Agreement; provided, however, that such payments shall be excluded in
                    --------  -------
         the calculation of the amount of Restricted Payments;

                  (14) investments that are made with Excluded Contributions (other than Excluded Contributions that have previously been applied under Sections 4.04(b)(1), (4) or (14)); provided, however, that such
                                                  --------  -------
         Investments shall be excluded in the calculation of the amount of Restricted Payments;

                  (15) if the Company or any of its Subsidiaries is a controlled foreign corporation for United States federal income tax purposes for all or a portion of the Company's or any such Subsidiary's taxable year, the declaration and payment of dividends or distributions on the Company's Capital Stock within 30 days after the end of the calendar year during which such taxable year ends, in a maximum amount equal to the product of (x) the aggregate amount of "Subpart F income" (within the meaning of Section 952 of the Code, which for the purposes of this
         Section 4.04(b)(15) shall include income includable under Section 951(a)(1)(B) of the Code) of the Company for the portion of such taxable year for which the Company was a controlled foreign corporation plus the amount of Subpart F income of any of the Company's Subsidiaries for the portion of such taxable year for which such Subsidiary was a controlled foreign corporation, multiplied by (y) 40% (such dividends, "Tax Distributions"); provided that (A) the Company
                                                --------
         shall have delivered to the Trustee at least 30 calendar days prior to the declaration of such Tax Distribution or any interim Tax Distribution pursuant to clause (C) of this Section 4.04(b)(15), a notice, certified by the Chief Financial Officer of the Company, setting forth in detail reasonably satisfactory to the Trustee the basis for the determination of the amount of such Tax Distribution, (B) Tax Distributions in respect of any Subpart F income of an Unrestricted Subsidiary shall only be permitted if they are made with the proceeds of dividends or distributions from an

         Unrestricted Subsidiary that are received by the Company or a Restricted Subsidiary; provided that the amount of such dividends and
                                --------
         distributions will not increase the amount available for Restricted Payments under Section 4.04(a)(3), (C)(i) interim Tax Distributions may be made during each calendar year on or shortly after April 10, June 10, September 10 and December 31 of such year based on good-faith estimates of the Subpart F income, if any, of the Company and its Subsidiaries for the taxable year to which such interim Tax Distribution relates and (ii) if any such interim Tax Distributions are made by the Company during a calendar year, then within 30 calendar days after the end of such calendar year the Company shall deliver to the Trustee a determination of the maximum amount of Tax Distributions that may be made for such calendar year, and if the aggregate interim Tax Distributions made for such calendar year exceed such maximum, then such excess amount ("Excess Interim Tax Distributions") shall be applied to reduce amounts payable under any subsection of this Section 4.04(b) for the next calendar year and to the extent not so applied, shall be carried forward for application against such amounts in a future calendar year, and (D)(i) any Tax Distributions (excluding any Excess Interim Tax Distributions) paid pursuant to this Section 4.04(b)(15) shall be excluded in the calculation of the amount of Restricted Payments and (ii) any Excess Interim Tax Distributions shall be included in the amount of Restricted Payments;

                  (16) immediately prior to or concurrently with the initial public offering of the Company that would permit Parent to be released from the Parent Guaranty pursuant to Section 10.05(a), the making of distributions by the Company to Parent and the making of distributions or other payments to participants under the Deferred Compensation Plans; provided, however, that (A) on the date of such distributions
                --------  -------
         and payments and after giving effect to such distributions and payments and to such initial public offering and the Net Cash Proceeds therefrom
         (i) the ratio of (x) the average amount of cash and cash equivalents held by the Company and the Restricted Subsidiaries at the close of business during the five Business Day period ending three Business Days prior to the date of payment of such distributions and payments to (y) the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding as of such date of payment is no less than 1.1 to 1.0, and (ii) no Event of Default has occurred and is continuing, and (B) no later than two Business Days prior to the date of payment of such distributions and payments, the Company shall have delivered to the Trustee an Officers' Certificate dated as of such date that (i) sets forth, in reasonable detail, the calculation of the amount of such distribution and payment and (ii) certifies compliance with the ratio set forth in clause (A) of the first proviso to this
         Section 4.04(b)(16); provided further, however, that (x) the aggregate
                              -------- -------  -------
         amount of all such distributions and payments under this Section 4.04(b)(16) shall not exceed $580,000,000 minus the aggregate amount of all distributions and payments made pursuant to Section 4.04(b)(8) and
         (y) the amount of any distribution and payment pursuant to this Section 4.04(b)(16) shall be included in the calculation of the amount of Restricted Payments;

                  (17) Restricted Payments consisting of distributions or other payments (whether in cash, securities or other property or any combination thereof) under any Deferred Compensation Plan; provided,
                                                                    --------
         however, that such distributions or payments under this Section
         -------
         4.04(b)(17) shall be included in the calculation of the amount of Restricted Payments;

                  (18) Restricted Payments in an aggregate amount not to exceed $60 million consisting of dividends or distributions made or paid to Parent prior to or in connection with an underwritten initial public offering of the Company's common stock; provided that (A) the entire
                                                 --------
         amount of such dividends or distributions are immediately contributed or otherwise provided, directly or indirectly, to XIOtech Corporation,
         (B) the entire amount of such dividends or distributions are immediately used by XIOtech Corporation to repay in full all amounts then owed by XIOtech Corporation to the Company or its Restricted Subsidiaries and (C) all dividends, distributions or payments made or paid pursuant to this Section 4.04(b)(18) shall be excluded in the calculation of the amount of Restricted Payments; and

                  (19) other Restricted Payments in an aggregate amount not to exceed $75 million; provided, however, that such Restricted Payments
                             --------  -------
         shall be excluded in the calculation of the amount of Restricted Payments.

         (c) Following the first day that (1) the Securities have an Investment Grade Rating from both of the Rating Agencies and (2) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall cease to be subject to the provisions of this Section 4.04.

               Limitation on Restrictions on Distributions from Restricted
               -----------------------------------------------------------
Subsidiaries.
------------

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (2) make any loans or advances to the Company or (3) transfer any of its property or assets to the Company, except:

         (i)   with respect to clauses (1), (2) and (3),

                  (A) any encumbrance or restriction pursuant to the Credit Agreement, as in effect at the Issue Date, and any other agreement in effect at or entered into on the Issue Date;

                  (B) any encumbrance or restriction with respect to a Restricted Subsidiary contained in the terms of any Indebtedness of such Restricted Subsidiary, which Indebtedness was permitted to be Incurred pursuant to Section 4.03 or any agreement pursuant to which such Indebtedness was Incurred if (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or (ii) the Company determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company's ability to make principal, premium (if any) or interest payments on the Securities and (y) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings or agreements (as determined by the Board of Directors of the Company in good faith);

                  (C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (D) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(a)(i)(A), (B) or (C) or this clause (D) or contained in any amendment to an agreement referred to in
         Section 4.05(a)(i)(A), (B) or (C) or this clause (D); provided,
                                                               --------
         however, that the encumbrances and restrictions with respect to such
         -------
         Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                  (E) any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

                  (F) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

                  (G) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

         (ii)   with respect to clause (3) only,

                  (A) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (B) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

                  (C) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

                  (b) Following the first day that (1) the Securities have an Investment Grade Rating from both of the Rating Agencies and (2) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall cease to be subject to the provisions of this Section 4.05.

                  Limitation on Sales of Assets and Subsidiary Stock.
                  --------------------------------------------------

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition, (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the
                 -----
terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, (B) second, to the extent of the balance of such Net Available Cash after
------
application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash and (C) third, to
                                                                    -----
the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer to the holders of the Securities (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Securities (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture; provided, however, that in connection with any prepayment,
                   --------  -------
repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.06(a) exceeds $25 million. Pending application of Net Available Cash pursuant to this Section 4.06(a), such Net Available Cash shall be invested in Temporary Cash

Investments or applied to temporarily reduce revolving credit indebtedness.

                  For the purposes of this Section 4.06(a), the following are deemed to be cash or cash equivalents: (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; (2) securities received by the Company or any Restricted Subsidiary in an Asset Disposition from the transferee with respect to which the Company or such Restricted Subsidiary shall use its reasonable best efforts to convert into cash within 90 days after the later to occur of (A) the consummation of such Asset Disposition or (B) the expiration of any lock-up or similar restriction on the right of the Company or such Restricted Subsidiary to dispose of such securities; provided, however, that all the cash received upon
                            --------  -------
such conversion shall be Net Available Cash for the purposes of, and applied in accordance with, this Section 4.06(a); and (3) any assets related to a Related Business received in exchange for assets of comparable fair market value in the good faith determination of the Board of Directors of the Company.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness of the Company) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in
Section 4.06(c). If the aggregate purchase price of Securities (and any other Senior Indebtedness) tendered pursuant to the Offer exceeds the Net Available Cash allotted to their purchase, the Company shall select the Securities and other Senior Indebtedness to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make an Offer to purchase Securities (and other Senior Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $25 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such Offer, Net Available Cash will be deemed to be reduced by the aggregate amount of such Offer.

                  (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date (the "Purchase Date") not less than 30 days nor more than 60 days after the date of such notice and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of Parent or the Company, as applicable, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of Parent or the Company, as applicable, filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company's business subsequent to the date of the latest of such Reports and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in
Section 4.06(c)(3).

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided

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

below, the Company shall deliver to the Trustee an Officers' Certificate as to
(A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of
Section 4.06(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company or any Wholly Owned Subsidiary is acting as its own Paying Agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.06. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee (and other Senior Indebtedness tendered) is less than the Offer Amount applicable to the Securities (and other Senior Indebtedness tendered), the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

                  (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting

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

forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

                  (e) Following the first day that (1) the Securities have an Investment Grade Rating from both of the Rating Agencies and (2) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall cease to be subject to the provisions of this Section 4.06.

                  Limitation on Affiliate Transactions.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

                  (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

                  (2) if such Affiliate Transaction involves an amount in excess of $25 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company;
         and
                  (3) if such Affiliate Transaction involves an amount in excess of $50 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

                  (b)   The provisions of Section 4.07(a) shall not prohibit:

                  (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to
         Section 4.04;

                  (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

                  (3) loans or advances to employees in the ordinary course of business of the Company or its Restricted

         Subsidiaries, but in any event not to exceed $15 million in the aggregate outstanding at any one time;

                  (4) the payment of reasonable and customary fees and compensation to, or the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers, employees and consultants of the Company and its Restricted Subsidiaries in the ordinary course of business;

                  (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

                  (6) the payment by the Company or any of its Restricted Subsidiaries of (A) annual management, consulting, monitoring and advisory fees and any related and reasonable out-of-pocket expenses to any of the Sponsors in an aggregate amount, for all the Sponsors, not to exceed $5 million in any calendar year and (B) fees to any of the Sponsors paid for any financial advisory, financing, underwriting or placement services including, without limitation, in connection with any acquisition transaction or divestiture entered into by the Company or any Restricted Subsidiary; provided, however, that the aggregate
                                       --------  -------
         amount of fees paid to all of the Sponsors under this clause (B) in respect of any transaction shall not exceed the lesser of (i) 25% of the total amount of such transaction and (ii) the greater of 2% of the total amount of such transaction and $2 million;

                  (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

                  (8) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the good faith determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

                  (9) any agreement as in effect as of the Issue Date on the terms described in the Offering Memorandum or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders of the Securities in any material respect) or any transaction contemplated thereby;

                  (10) any licensing agreement or similar agreement entered into in the ordinary course of business relating to the use of technology or intellectual property between any of the Company and its Subsidiaries, on the one hand, and any company or other Person, on the other hand, which is an Affiliate of the Company or its Subsidiaries by virtue of the fact that a Sponsor has made an investment in or owns any Capital Stock of such company or other Person which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

                  (11) the grant of stock options or similar rights to employees and directors of the Company or any of its Restricted Subsidiaries pursuant to plans approved by the Board of Directors of the Company in good faith; and

                  (12) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the
                          --------  -------
         performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (12) to the extent that the terms of any such amendment or

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

         new agreement are not disadvantageous to the Holders in any material respect.

         (c) Following the first day that (1) the Securities have an Investment Grade Rating from both of the Rating Agencies and (2) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall cease to be subject to the provisions of this Section 4.07.

                  SECTION 4.08.   Limitation on the Sale or Issuance of Capital
                                  ---------------------------------------------
Stock of Restricted Subsidiaries.  The Company (1) shall not, and shall not
---------------------------------
permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or a Wholly Owned Subsidiary) and (2) shall not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary) unless (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (B) made in compliance with
Section 4.06 and, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary either (x) continues to be a Restricted Subsidiary or (y) would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition. The proceeds of any sale of such Capital Stock permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of Section 4.06.

                  Change of Control.
                  ------------------

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to

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

the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control;

                  (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Company, consistent with this Section 4.09, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

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

                  (d) On the purchase date, all Securities purchased by the Company under this Section 4.09 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) Notwithstanding the foregoing provisions of this Section 4.09, the Company shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (2) the Company has exercised its option to redeem all the Securities pursuant to Article 3.

                  (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.

                  SECTION 4.10.   Limitation on Liens.  The Company shall not,
                                  --------------------
and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the Holders of the Securities pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

                  SECTION 4.11.   Limitation on Sale/Leaseback Transactions.
                                  ------------------------------------------
The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.10, (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors of the Company) of such property and (3) the Company applies the proceeds of such transaction in compliance with Section 4.06.

                  Amendment of Deferred Compensation Plans.
                  -----------------------------------------

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to,

                  (1) amend, modify or waive any of its rights under any Deferred Compensation Plan, except to the extent that such amendments, modifications or waivers, individually and in the aggregate, (i) would not reasonably be expected to be materially adverse to the Holders and
         (ii) would not require the Company or any of its Subsidiaries to make any distributions or other payments (whether in cash, securities or other property or any combination thereof) that would be in violation of the covenants set forth in this Indenture, or

                  (2) adopt any Deferred Compensation Plan if the terms (including subordination terms) of such Deferred Compensation Plan that are material to the Holders are in any way less favorable to the Holders than the terms of the Deferred Compensation Plans in effect on the Issue Date.

Notwithstanding clause (1) above, the Company shall not, and shall not permit any Restricted Subsidiary to, amend, modify or waive any of the subordination terms of any Deferred Compensation Plan in effect on the Issue Date.

                  (b) Following the first day that (1) the Securities have an Investment Grade Rating from both of the Rating Agencies and (2) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall cease to be subject to the provisions of this Section 4.12.

                  Additional Amounts.  All payments made by the Company and
                  -------------------
Parent under or with respect to the Securities and the Parent Guaranty shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of the government of the
              -----
Cayman Islands or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which we are organized or are otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless
                                       ----------------------------
the applicable obligor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

                  If the Company or Parent is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities or the Parent Guaranty, the

Company or Parent, as the case may be, shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by
  ------------------
the Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing
                                   --------  -------
obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Cayman Islands of such Security, but including, without limitation, such relevant Holder (or such fiduciary, settlor, beneficiary, member or shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein); (2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any Tax that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Security to comply with a request of the Company or Parent addressed to the Holder (x) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company or Parent) or satisfy any information or reporting requirements, which, in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax; or (4) any Tax that is payable otherwise than by withholding from payment of principal of, premium, if any, or interest on such Security; nor shall the Company or Parent be required to pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on the last day of such 30 day period), (b) if, at the election of the relevant Holder, the payment of principal of (or premium, if any, on) or interest on such Security could have been made through another paying agent without such deduction or withholding, or (c) with respect to any payment of principal of (or premium, if any, on) or interest on or with respect to such Security to any Holder who is a fiduciary or partnership (for United States Federal tax purposes) or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a partner of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, partner or beneficial owner been the actual Holder of such Security.

                  The Company shall provide the Trustee with official receipts or other documentation evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

                  Whenever in this Indenture or any Security there is mentioned, in any context: (1) the payment of principal; (2) purchase prices in connection with a purchase of Securities; (3) interest; or (4) any other amount payable on or with respect to any of the Securities, such reference shall be deemed to include payment of Additional Amounts provided for in this Section 4.13 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  The Company shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the Cayman Islands or the United States (or any political subdivision or taxing authority of either jurisdiction), the jurisdiction of incorporation of any successor of the Company or any jurisdiction in which a paying agent is located or the Company is organized or engaged in business for tax purposes, and the Company will agree to indemnify the Holders for any such taxes paid by such Holders.

                  The obligations described under this Section 4.13 shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or Parent is organized or any political subdivision or taxing authority or agency thereof or therein.

                  Compliance Certificate.  The Company shall deliver to the
                  -----------------------
Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA (S) 314(a)(4).

                  Further Instruments and Acts.  Upon request of the Trustee,
                  -----------------------------
the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                Successor Company
                                -----------------

                  When the Company May Merge or Transfer Assets.
                  ----------------------------------------------

                  (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under either the laws of the Cayman Islands or the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (3) immediately after giving pro forma effect to such transaction, either (i) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (ii) the Consolidated Coverage Ratio would be (A) greater than the Consolidated Coverage Ratio immediately prior to such transaction and
         (B) at least 2.5 to 1.0; and

                  (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted
--------  -------
Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

                  For the purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

                  (b) Following the first day that (1) the Securities have an Investment Grade Rating from both of the Rating Agencies and (2) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall cease to be subject to the provisions of Section 5.01(a)(3).

                  SECTION 5.02.   When Parent May Merge or Transfer Assets.
                                  -----------------------------------------
Parent shall not merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

                  (a) the resulting, surviving or transferee Person (if not Parent) shall be a Person organized and existing under the laws of the Cayman Islands or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume all the obligations of Parent, if any, under the Parent Guaranty;

                  (b) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (c) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such assumption of obligations under the Parent Guaranty, if any, complies with this Indenture.

                              Defaults and Remedies
                              ---------------------

                  Events of Default.  An "Event of Default" occurs if:
                  ------------------

                  (1) the Company defaults in any payment of interest or any Additional Amounts on any Security when the same becomes due and payable and such default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

                  (3) the Company or Parent fails to comply with Section 5.01 or Section 5.02, respectively;

                  (4) the Company fails to comply for 45 days after notice with any of its obligations under Section 4.09 (other than a failure to purchase Securities) or under Sections 4.02, 4.03, 4.04, 4.05, 4.06 (other than a failure to purchase Securities), 4.07, 4.08, 4.10, 4.11 or 4.12;

                  (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $50 million or its foreign currency equivalent at the time (the "cross acceleration provisions") and such failure continues for 30 days after the notice specified below;

                  (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)   commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by creditworthy, solvent and reputable insurance carriers) in excess of $50 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

                  (10) the Parent Guaranty ceases to be in full force and effect (other than in accordance with the terms of this Indenture) or Parent denies or disaffirms its obligations under the Parent Guaranty and such Default continues for 10 days after the notice specified below;

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code,
                                                            ------------------
or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clauses (4), (5), (6), (9) or (10) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (6) or (10), its status and what action the Company is taking or proposes to take with respect thereto; provided,
                                                                       --------
however, that in the case of any event which would become an Event of Default
-------
under clause (9), such delivery shall be made within 10 days after the occurrence thereof.

                  Acceleration.  If an Event of Default (other than an Event of
                  -------------
Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Sections 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and
                                                          ---- -----
be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  Other Remedies.  If an Event of Default occurs and is
                  ---------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  Waiver of Past Defaults.  The Holders of a majority in
                  ------------------------
principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or
(iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  Control by Majority.  The Holders of a majority in principal
                  --------------------
amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed
           --------  -------
proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  Limitation on Suits.  Except to enforce the right to receive
                  --------------------
payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  Rights of Holders to Receive Payment.  Notwithstanding any
                  -------------------------------------
other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any payment with respect to the Securities, shall not be impaired or affected without the consent of such Holder.

                  Collection Suit by Trustee.  If an Event of Default specified
                  ---------------------------
in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any overdue installments of interest at the rate of 8% per annum to the extent lawful) and the amounts provided for in Section 7.07.

                  Trustee May File Proofs of Claim.  The Trustee may file such
                  ---------------------------------
proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  Priorities.  If the Trustee collects any money or property
                  -----------
pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST:   to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD:   to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  Undertaking for Costs.  In any suit for the enforcement of any
                  ----------------------
right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  Waiver of Stay or Extension Laws.  The Company (to the extent
                  ---------------------------------
it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                     Trustee
                                     -------

                  Duties of Trustee.
                  ------------------

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)   Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith or gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1)   this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

                  Rights of Trustee.
                  ------------------

                  (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not
                  --------  -------
constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the

Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  Individual Rights of Trustee.  The Trustee in its individual
                  -----------------------------
or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  Trustee's Disclaimer.
                  ---------------------

                  (a) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  (b) The Trustee shall not be under any obligation to ascertain whether or not a Change of Control or Registration Default has occurred or to give notice with respect thereto and may conclusively assume, in the absence of either actual knowledge of a Trust Officer of such occurrence or receipt of a written notice to the contrary from the Company, that no Change of Control or Registration Default has occurred.

                  Notice of Defaults.  If a Default occurs and is continuing and
                  -------------------
if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  Reports by Trustee to Holders.  As promptly as practicable
                  ------------------------------
after each May 15 beginning with the second May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA [sec] 313(a). The Trustee also shall comply with TIA [sec] 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  Compensation and Indemnity.  The Company shall pay to the
                  ---------------------------
Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section
7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  Replacement of Trustee.  The Trustee may resign at any time by
                  -----------------------
so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1)   the Trustee fails to comply with Section 7.10;

                  (2)   the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)   the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA [sec] 310(b), any Securityholder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  Successor Trustee by Merger.  If the Trustee consolidates
                  ----------------------------
with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  Eligibility; Disqualification.  The Trustee shall at all times
                  ------------------------------
satisfy the requirements of TIA [sec] 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA [sec] 310(b); provided, however, that there shall be excluded from the operation of
        --------  -------
TIA [sec] 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA [sec] 310(b)(1) are met.

                  Preferential Collection of Claims Against Company.  The
                  --------------------------------------------------
Trustee shall comply with TIA [sec] 311(a), excluding any creditor relationship listed in TIA [sec] 311(b). A Trustee who has resigned or been removed shall be subject to TIA [sec] 311(a) to the extent indicated.

                       Discharge of Indenture; Defeasance
                       ----------------------------------

                  Discharge of Liability on Securities; Defeasance.
                  -------------------------------------------------

                  (a) When (1) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.07) have been canceled or delivered to the Trustee for cancelation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations, or a combination thereof, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery will only be required if U.S. Government Obligations have been so delivered), to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect and all obligations of Parent and the Company hereunder shall cease. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.13 and
the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but,
in the case of Sections 6.01(7) and

(8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(a)(3) and Parent may terminate the limitations contained in Section 5.02 ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and
(8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3) or because of the failure by Parent to comply with Section 5.02. If the Company exercises its legal defeasance option or its covenant defeasance option, Parent shall be released from all its obligations with respect to the Parent Guaranty.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.
                  Conditions to Defeasance.  The Company may exercise its legal
                  -------------------------
defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (8) the Company delivers to the Trustee an Opinion of Counsel in the jurisdiction of organization of the Company (if other than the United States) to the effect that Holders will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to income tax of such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

                  (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  Application of Trust Money.  The Trustee shall hold in trust
                  ---------------------------
money or U.S. Government Obligations deposited with it pursuant to this Article
8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  Repayment to Company.  The Trustee and the Paying Agent shall
                  ---------------------
promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  Indemnity for Government Obligations.  The Company shall pay
                  -------------------------------------
and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  Reinstatement.  If the Trustee or Paying Agent is unable to
                  --------------
apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any
                     --------  -------
payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   Amendments
                                   ----------

                  Without Consent of Holders.  The Company, Parent and the
                  --------------------------
Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to provide for the assumption by a Successor Company of the obligations of the Company or Parent under this Indenture;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the
                                                 --------  -------
         uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
                  (4) to add Guarantees with respect to the Securities or to secure the Securities;

                  (5) to add to the covenants of the Company or Parent for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or Parent;

                  (6) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                  (7) to make any change that does not adversely affect the rights of any Securityholder; or

                  (8)   to make any amendment to the Appendix; provided, that
                                                               --------
         (a) compliance with the Appendix as so amended would not violate the Securities Act or any other applicable law and (b) such amendment does not materially affect the rights of Holders to transfer Securities.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.01.

                  With Consent of Holders.  The Company, Parent and the Trustee
                  ------------------------
may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal amount of or extend the Stated Maturity of any Security;

                  (4) reduce the amount payable upon the redemption of any Security or change the time at which or the preconditions upon which any Security may be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

                  (7) make any changes in the amendment provisions which require each Holder's consent or in the waiver provisions;

                  (8) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders;

                  (9) make any change in the Parent Guaranty that would adversely affect the Securityholders; or

                  (10) make any change in Section 4.13 that adversely affects the rights of any Securityholder or amend the terms of the Securities or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described therein.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

                  Compliance with Trust Indenture Act.  Every amendment to this
                  ------------------------------------
Indenture or the Securities shall comply with the TIA as then in effect.

                  Revocation and Effect of Consents and Waivers.  A consent to
                  ----------------------------------------------
an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  Notation on or Exchange of Securities.  If an amendment
                  --------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  Trustee To Sign Amendments.  The Trustee shall sign any
                  ---------------------------
amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  Payment for Consent.  Neither the Company nor any Affiliate of
                  --------------------
the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   Guarantee
                                   ---------

                  Guarantee.  Parent hereby unconditionally and irrevocably
                  ----------
guarantees to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Parent further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from Parent and that Parent will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

                  Parent waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Parent waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of Parent hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise, (b) any extension or renewal of any thereof, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement, (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them, (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations, or (f) except as set forth in Section 10.05, any change in the ownership of Parent.

                  Parent further agrees that the Parent Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  Except as expressly set forth in Sections 8.01(b) and 10.05, the obligations of Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Parent pursuant to this Article 10 shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Parent or would otherwise operate as a discharge of Parent as a matter of law or equity.

                  Parent agrees that the Parent Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against Parent by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, Parent hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of
(1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Obligations of the Company to the Holders and the Trustee.

                  Parent agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of the Parent Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by Parent for the purposes of this Section 10.01.

                  Parent also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

                  Successors and Assigns.  This Article 10 shall be binding upon
                  -----------------------
Parent and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  No Waiver.  Neither a failure nor a delay on the part of
                  ----------
either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

                  Modification.  No modification, amendment or waiver of any
                  -------------
provision of this Article 10, nor the consent to any departure by Parent therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle Parent to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 10.05.   Release of Guarantor and Termination of
                                   ---------------------------------------
Parent Guaranty.  (a)   In connection with either an initial public offering of
----------------
the Company that involves an underwritten public offering of common stock of the Company or a merger or consolidation between Parent and New SAC in a transaction permitted by Section 5.02, Parent shall, at Parent's option, be released from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                  (b) If Parent and the Company merge or consolidate in a transaction permitted by Sections 5.01 and 5.02, then the Parent Guaranty shall automatically be terminated upon the consummation of such merger or consolidation and shall no longer have any effect from such time without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such termination.

                                  Miscellaneous
                                  -------------

                  Trust Indenture Act Controls.  If any provision of this
                  -----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA (S)(S) 310 to 318, inclusive, the required provision shall control.

                  Notices.  Any notice or communication shall be in writing and
                  --------
delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company or Parent:

                  c/o Seagate Technology (US) Holdings, Inc.
                  920 Disc Drive
                  Scotts Valley, CA 95067

                  Attention of:

                  William L. Hudson
                  Senior Vice President,
                  General Counsel and Secretary
                  Tel:  831-439-5370
                  Fax:  831-438-6675

                  Glen A. Peterson
                  Vice President of Finance
                  and Treasurer
                  Tel:  831-439-2870
                  Fax:  831-438-8931

                  with a copy to:

                  Simpson Thacher & Bartlett
                  3330 Hillview Avenue
                  Palo Alto, CA 94304

                  Attention of:

                  William H. Hinman
                  Tel:  650-251-5000
                  Fax:  650-251-5002

                  if to the Trustee:

                  U.S. Bank, N.A.
                  One California Street
                  Suite 2550
                  San Francisco, CA 94111

                  Attention of:

                  Robert C. Hyman
                  Tel:  415-273-4584
                  Fax:  415-273-4591

                  The Company, Parent or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Communication by Holders with Other Holders.  Securityholders
                  --------------------------------------------
may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, Parent, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

                  Certificate and Opinion as to Conditions Precedent.  Upon any
                  ---------------------------------------------------
request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Statements Required in Certificate or Opinion. Each
                  ----------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  When Securities Disregarded.  In determining whether the
                  ----------------------------
Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  Rules by Trustee, Paying Agent and Registrar.  The Trustee may
                  ---------------------------------------------
make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  Legal Holidays.  A "Legal Holiday" is a Saturday, a Sunday or
                  ---------------
a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  GOVERNING LAW.  THIS INDENTURE AND THE SECURITIES SHALL BE
                  --------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

                  No Recourse Against Others.  A director, officer, employee,
                  ---------------------------
incorporator or stockholder, as such, of the Company or Parent shall not have any liability for any obligations of the Company or Parent under the Securities, the Parent Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  Successors.  All agreements of the Company in this Indenture
                  -----------
and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Multiple Originals.  The parties may sign any number of copies
                  -------------------
of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  Consent to Jurisdiction; Appointment of Agent for
                  -------------------------------------------------
Service of Process.
-------------------

                  (a) The Company and Parent agree that any suit, action or proceeding against the Company or Parent arising out of or relating to this Indenture or the Securities may be instituted in any state or U.S. Federal court located in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding that may be brought in connection with this Indenture or the Securities. The Company and Parent each irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture or the Securities, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company and Parent agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and Parent, as the case may be, and may be enforced in any court to the jurisdiction of which the Company or Parent, as the case may be, is subject by a suit upon such judgment; provided, however,
                                                          --------  -------
that service of process is affected upon the Company or Parent, as the case may be, in the manner provided by Section 11.13(b).

                  (b) The Company and Parent each have appointed CT Corporation System Inc., with offices on the date hereof at 818 West Seventh Street, Suite 200, Los Angeles, CA 90017, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Indenture or the Securities or the transactions contemplated herein which may be instituted in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company and Parent each hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and Parent agree to take any and all actions, including the filing of any and all documents, that may be necessary to continue such respective appointment in full force and effect through June 1, 2009.

Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and Parent. Notwithstanding the foregoing, any action involving the Company or Parent arising out of or relating to this Indenture or the Securities may be instituted in any court of competent jurisdiction in any other jurisdiction.

                  Table of Contents; Headings.  The table of contents,
                  ----------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                     SEAGATE TECHNOLOGY HDD HOLDINGS,

                                       by    /s/ William L. Hudson
                                             -------------------------------
                                             Name:  William L. Hudson
                                             Title: Secretary

                                     SEAGATE TECHNOLOGY HOLDINGS,

                                       by    /s/ William L. Hudson
                                             -------------------------------
                                             Name:  William L. Hudson
                                             Title: Secretary

                                     U.S. BANK, N.A.,
                                     as trustee,

                                       by    /s/ Leticia Sabiniano
                                             -------------------------------
                                             Name: Leticia Sabiniano
                                             Title: Assistant Vice President

                                                 RULE 144A/REGULATION S APPENDIX

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                   ------------------------------------------
                           PRIVATE EXCHANGE SECURITIES
                           ---------------------------
                             AND EXCHANGE SECURITIES
                             -----------------------

         1.  Definitions.
             ------------

         1.1   Definitions
               -----------

         For the purposes of this Appendix the following terms shall have the meanings indicated below:

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream for such a Temporary Regulation S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

                  "Definitive Security" means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(e).

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the date on which such Securities are initially issued.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

                  "Exchange Securities" means (1) the 8% Senior Notes Due 2009 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

                  "Initial Purchasers" means (1) with respect to the Initial Securities issued on the Issue Date, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

                  "Initial Securities" means (1) $400 aggregate principal amount of 8% Senior Notes Due 2009 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

                  "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Private Exchange Securities" means any 8% Senior Notes Due 2009 issued in connection with a Private Exchange.

                  "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated May 3, 2002, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial

Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated May 13, 2002, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

                  "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

                  "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the a Registration Rights Agreement.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(e) hereto.

         1.2      Other Definitions
                  -----------------

                                                                   Defined in
                                                                   ----------
                  Term                                                Section:
                  ----                                                -------

"Agent Members"......................................................... 2.1(b)
"Global Security"........................................................2.1(a)
"Permanent Regulation S Global Security".................................2.1(a)
"Regulation S"...........................................................2.1(a)
"Restricted Global Security".............................................2.1(a)

"Rule 144A"..............................................................2.1(a)
"Temporary Regulation S Global Security..................................2.1(a)

         2.   The Securities.
              ---------------

         2.1  (a)   Form and Dating.  The Initial Securities will be offered and
                    ----------------
sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, in each case, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and with the global securities legend and restricted securities Legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the permanent global security (the "Permanent Regulation S Global Security"), or any other Security without a legend containing restrictions on transfer of such Security prior to the expiration of the Distribution Compliance Period and then beneficial interests in the Temporary Regulation S Global Security may be exchanged for interests in a Rule 144A Global Security or the Permanent Regulation S Global Security only upon certification in a form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

              Beneficial interests in Temporary Regulation S Global Securities may be exchanged for interests in Rule 144A Global

Securities or Permanent Regulation S Global Securities only if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the Regulation S Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the Regulation S Global Security being transferred to a Person (a) who the transferor reasonably believes to be a QIB (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

              The Rule 144A Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as "Global Securities". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

              (b)   Book-Entry Provisions.  This Section 2.1(b) shall apply
                    ----------------------
only to a Global Security deposited with or on behalf of the Depository.

              The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

              Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

              (c)   Certificated Securities.  Except as provided in this
                    ------------------------
Section 2.1 or Section 2.3 or 2.4 of this Appendix, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive physical delivery of certificated Securities.

         2.2  Authentication.  The Trustee shall authenticate and deliver: (1)
              ---------------
on the Issue Date, an aggregate principal amount of $400 million 8% Senior Notes Due 2009, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to
Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by one Officer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

         2.3  Transfer and Exchange.
              -----------------------

              (a)   Transfer and Exchange of Definitive Securities.  When
                    -----------------------------------------------
Definitive Securities are presented to the Registrar or a co-registrar with a request:

              (x)   to register the transfer of such Definitive Securities; or

              (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or
--------  -------
exchange:

              (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

              (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) of this Appendix or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                    (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                    (B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

                    (C)    if such Definitive Securities are being transferred
                           (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i) of this Appendix.

              (b)   Restrictions on Transfer of a Definitive Security for a
                    -------------------------------------------------------
Beneficial Interest in a Global Security.  A Definitive Security may not be
-----------------------------------------
exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

              (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

              (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause
                    (b)(i)(A)) or Permanent Regulation S Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A

Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

              (c)   Transfer and Exchange of Global Securities.
                    -------------------------------------------

              (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

              (ii)  If the proposed transfer is a transfer
                    of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

              (iii) Notwithstanding any other provisions of this Appendix
                    (other than the provisions set forth in

                    Section 2.4 of this Appendix), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

              (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
                    Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

              (d)   Restrictions on Transfer of Temporary Regulation S Global
                    ---------------------------------------------------------
Securities.  During the Distribution Compliance Period, beneficial ownership
-----------
interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

              (e)   Legend.
                    -------

              (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the

         Restricted Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

              THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED
              UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS IN THE UNITED STATES. THIS SECURITY MAY NOT BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MEETING THE APPLICABLE REQUIREMENTS OF THE SECURITIES ACT OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

              THE HOLDER OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN WILL BE ABLE TO EXERCISE THE EXCHANGE RIGHT ONLY IF THE HOLDER CERTIFIES THAT IT (A) IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, (B) IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT OR (C) IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND IS NOT EXERCISING SUCH EXCHANGE RIGHT ON BEHALF OF A U.S. PERSON.

              BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS, IN THE CASE OF NOTES SOLD IN RELIANCE UPON RULE 144A: TWO YEARS, OR, IN THE CASE OF NOTES SOLD IN RELIANCE UPON REGULATION S: 40 DAYS, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH SEAGATE TECHNOLOGY HDD HOLDINGS OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO SEAGATE TECHNOLOGY HDD HOLDINGS OR ANY SUBSIDIARY THEREOF,
              (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A "QUALIFIED INSTITUTIONAL BUYER" TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN

              INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT TO SEAGATE TECHNOLOGY HDD HOLDINGS' RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

              (ii)  Upon any sale or transfer of a Transfer Restricted
         Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

              (iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

              (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

              (v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

              (f)   Cancellation or Adjustment of Global Security.  At such
                    ----------------------------------------------
time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

              (g)   Obligations with Respect to Transfers and Exchanges of
                     ------------------------------------------------------
Securities.
-----------

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

              (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.09 and 9.05 of the Indenture).

              (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

              (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

              (v) Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of any beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

              (vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this

         Indenture as the Securities surrendered upon such transfer or exchange.

                  (h)  No Obligation of the Trustee.
                       -----------------------------

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  Certificated Securities.
              ------------------------

                  (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 of this Appendix shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global

Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 of this Appendix and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security or Private Exchange Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e) of this Appendix, bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) Subject to the provisions of Section 2.4(b) of this Appendix, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of either of the events specified in Section 2.4(a) of this Appendix, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX

                        FORM OF FACE OF INITIAL SECURITY

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  [FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH THE RULE 144A THEREUNDER.]

                         [Restricted Securities Legend]

                  THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR OF ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MEETING THE APPLICABLE REQUIREMENTS OF THE SECURITIES ACT OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN WILL BE ABLE TO EXERCISE THE EXCHANGE RIGHT ONLY IF THE HOLDER CERTIFIES THAT IT
(A) IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, (B) IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT OR
(C) IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND IS NOT EXERCISING SUCH EXCHANGE RIGHT ON BEHALF OF A U.S. PERSON.

                  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS, IN THE CASE OF NOTES SOLD IN RELIANCE UPON RULE 144A, TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH SEAGATE TECHNOLOGY HDD HOLDINGS OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO SEAGATE TECHNOLOGY HDD HOLDINGS OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A "QUALIFIED INSTITUTIONAL BUYER" TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, OR (F) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT TO SEAGATE TECHNOLOGY HDD HOLDINGS' RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                 [Temporary Regulation S Global Security Legend]

                  EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE ANONYME AND ONLY (A) TO SEAGATE TECHNOLOGY HDD HOLDINGS OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A "QUALIFIED INSTITUTIONAL BUYER" TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, OR (F) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT TO SEAGATE TECHNOLOGY HDD HOLDINGS' RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD.

                  BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF
(1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY BEING TRANSFERRED TO A PERSON (A) WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A
(B) PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                  BENEFICIAL INTEREST IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.A. OR CLEARSTREAM BANKING SOCIETE ANONYME.

  [Each Definitive Security shall bear the following additional legend.]

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR, TRUSTEE AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRUSTEE OR TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. ______                                                                $ ____

                            8% Senior Notes Due 2009

                                                              CUSIP NO. ________
                                                              ISIN NO. _________

                  SEAGATE TECHNOLOGY HDD HOLDINGS, an exempted limited liability company organized under the laws of the Cayman Islands, promises to pay to ., or registered assigns, the principal sum of ____Dollars on May 15, 2009.

                  Interest Payment Dates:  May 15 and November 15.

                  Record Dates:  May 1 and November 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:

                                                 SEAGATE TECHNOLOGY HDD HOLDINGS

                                                   by___________________________
                                                       Name:
                                                       Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

U.S. BANK, N.A.
  as Trustee, certifies
       that this is one of
       the Securities referred
       to in the Indenture.

 by
    _________________________________
        Authorized Signatory

                    FORM OF REVERSE SIDE OF INITIAL SECURITY

                             8% Senior Note Due 2009

1.   Interest
     --------

                  SEAGATE TECHNOLOGY HDD HOLDINGS, an exempted limited liability company organized under the laws of the Cayman Islands (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a
                                            --------  -------
Registration Default occurs, additional interest will accrue on this Security at a rate of 1.0% per annum from and including the date on which any such Registration Default shall occur to but excluding the earlier of (a) the date on which all Registration Defaults have been cured and (b) the first date on which the Securities shall become saleable pursuant to Rule 144(k) under the Securities Act, or any successor rule thereof. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing on November 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 13, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue installments of interest at the rate of 8% per annum to the extent lawful.

2.   Method of Payment
     -----------------

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security
                     --------  -------
may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar
     --------------------------

                  Initially, U.S. Bank, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

                  The Company issued the Securities under an Indenture dated as of May 13, 2002 ("Indenture"), among the Company, Seagate Technology Holdings, an exempted limited liability company organized under the laws of the Cayman Islands ("Parent"), and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (s)(s) 77aaa-77bbbb) as in effect on the
                                ------
date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are senior unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section
4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in sale/leaseback transactions; and amend any deferred compensation plan of the Company. These covenants are subject to important exceptions and qualifications, and certain of them will terminate from the first date that the Securities have an Investment Grade Rating from both of the Rating Agencies.

5.   Optional Redemption
     -------------------

                  Except as set forth below, or under paragraph 6 of this Security, the Company shall not be entitled to redeem the Securities at its option prior to May 15, 2006.

                  On and after May 15, 2006, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:
                                        Redemption
     Period                               Price
     ------                             --------

     2006                               104.00%
     2007                               102.00%
     2008 and thereafter                100.00%

                  At any time prior to May 15, 2005, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued with the Net Cash Proceeds from one or more Equity Offerings (1) by the Company or (2) by Parent to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a redemption price equal to 108.00% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to
                                 --------  -------
any such redemption:

                  (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and

                  (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

                  At any time prior to May 15, 2006, the Securities may be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a, or if applicable each, Change of Control, upon not less than 30 or more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to the sum of (1) the principal amount thereof and (2) the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.   Redemption for Changes in Withholding Taxes.
     --------------------------------------------

                  (a) The Company shall be entitled to redeem the Securities, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of:

                  (1) a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of (x) the Cayman Islands, (y) any jurisdiction, other than the United States, from or through which a payment on the Securities is made or (z) any other jurisdiction, other than the United States, in which the Company or Parent is organized (or any political subdivision or taxing authority thereof or therein), in any such case which change or amendment is announced or becomes effective on or after May 3, 2002; or

                  (2) any change in or amendment to any official position regarding the application or interpretation of such laws, regulations or rulings, or any exception of or amendment to any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change or amendment is announced or becomes effective on or after May 3, 2002, and the Company cannot avoid such obligation by taking reasonable measures available to it.

                  (b) Before the Company publishes or mails notice of redemption of the Securities pursuant to paragraph 6(a), it will deliver to the Trustee an Officers' Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Company will also deliver an Opinion of Counsel from independent legal counsel of recognized standing stating that the Company would be obligated to pay Additional Amounts as a result of a change in tax laws, regulations or rulings or the application or interpretation of such laws, regulations, rulings or treaties, as applicable.

7.   Notice of Redemption
     --------------------

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. Securities in denominations of $1,000 principal amount or less may be redeemed in whole but not in part. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   Put Provisions
     --------------

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

                  Under certain circumstances as set forth in the Indenture, the Company will be required to offer to purchase Securities with the Net Available Cash from Asset Dispositions.

9.   Guarantee
     ---------

                  The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a senior unsecured basis by Parent. Such Guarantee may be released or terminated in certain circumstances which are set forth in the Indenture.

10.  Denominations; Transfer; Exchange
     ---------------------------------

                  The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  Persons Deemed Owners
     ---------------------

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money
     ---------------

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13.  Discharge and Defeasance
     ------------------------

                  Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment; Waiver
     -----------------

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, Parent and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to provide for the assumption by a Successor Company of the obligations of the Company or Parent under Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or Parent, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to amend certain provisions of the Indenture relating to form, authentication and transfer of Securities, provided that (a) compliance with the Indenture as so amended would not violate the Securities Act of 1933, as amended, or any other applicable law and (b) such amendment does not materially affect the rights of Holders to transfer Securities.

15.  Defaults and Remedies
     ---------------------

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply for 60 days after notice with other agreements in the Indenture or the Securities; (iv) certain accelerations

(including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $50 million and the failure continues for 30 days after notice; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $50 million; and (vii) certain defaults with respect to the Parent Guaranty. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.  Trustee Dealings with the Company
     ---------------------------------

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others
     --------------------------

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication
     --------------

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations
     -------------

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  CUSIP Numbers
     -------------

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.  Holders' Compliance with Registration Rights Agreement.
     ------------------------------------------------------

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.  Governing Law.
     --------------

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  Seagate Technology HDD Holdings
                  c/o Seagate Technology (US) Holdings, Inc.
                  920 Disc Drive
                  Scotts Valley, California 95067
                  1-800-SEAGATE
                  Attn:  Walter Chang

_______________________________________________________________________________

                                                     ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                                agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________

Date: _____________________ Your Signature: ___________________________________

_______________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

[In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [ ]     to the Company; or

         (2)      [ ]     pursuant to an effective registration statement under
                          the Securities Act of 1933; or

         (3)      [ ]     inside the United States to a "qualified institutional
                          buyer" (as defined in Rule 144A under the Securities
                          Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4)      [ ]     outside the United States in an offshore transaction
                          within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted
                          Period; or

         (5)      [ ]     to an institutional "accredited investor" (as defined
                          in Rule 501(a)(1), (2), (3) or (7) under the
                          Securities Act) that has furnished the Trustee with a representation letter in a form reasonably acceptable to the Trustee; or

         (6)      [ ]     pursuant to the exemption from registration provided
                          by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however,
                                                          --------  -------
         that if box (4), (5) or (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                         ___________________________
                                                 Your Signature

Signature Guarantee:

____________________________                   ________________________________
Signature must be guaranteed                   Signature of Signature Guarantor

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

__________________________________________________________________________

         TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ______________________                   _______________________________
                                                NOTICE:  To be executed by
                                                         an executive officer]


             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

Date of       Amount of decrease in  Amount of increase in  Principal amount of    Signature of authoriz
Exchange      Principal amount of    Principal amount of    this Global Security   officer of Trustee or
              this Global Security   this Global Security   following such decrea  Securities Custodian
                                                            or increase

                      OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.09 (Change of Control) of the Indenture, check the box:

         Asset Disposition        [ ]           Change of Control        [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount ($1,000 or an integral multiple thereof) in principal amount:
$__________

Date: _______________         Your Signature:      ____________________________
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Security.)

Signature Guarantee: _________________________________________________
                             (Signature must be guaranteed)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT A

                    FORM OF FACE OF EXCHANGE SECURITY
                     OR PRIVATE EXCHANGE SECURITY* **

----------

*/ If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

**/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

No. ______                                                                $ ____

                           8% Senior Notes Due 2009

                                                                CUSIP NO. ______
                                                                ISIN NO.  ______

                  SEAGATE TECHNOLOGY HDD HOLDINGS, an exempted limited liability company organized under the laws of the Cayman Islands, promises to pay to _____, or registered assigns, the principal sum of ___________Dollars on May 15, 2009.

                  Interest Payment Dates:  May 15 and November 15.

                  Record Dates:  May 1 and November 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:

                                                 SEAGATE TECHNOLOGY HDD HOLDINGS

                                                   by___________________________
                                                        Name:
                                                        Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

U.S. BANK, N.A.
  as Trustee, certifies
           that this is one of
           the Securities referred
           to in the Indenture.

 by_____________________________
        Authorized Signatory

                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY
                        OR PRIVATE EXCHANGE SECURITY]

                            8% Senior Note Due 2009

1.   Interest
     --------

                  SEAGATE TECHNOLOGY HDD HOLDINGS, an exempted limited liability company organized under the laws of the Cayman Islands (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if a
                                             --------  -------
Registration Default occurs, additional interest will accrue on this Security at a rate of 1.0% per annum from and including the date on which any such Registration Default shall occur to but excluding the earlier of (a) the date on which all Registration Defaults have been cured and (b) the first date on which the Securities shall become saleable pursuant to Rule 144(k) under the Securities Act, or any successor rule thereof.]/1/ The Company will pay interest semiannually on May 15 and November 15 of each year, commencing on November 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 13, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue installments of interest at the rate of 8% per annum to the extent lawful.

--------------------
         /1./ Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

2.   Method of Payment
     -----------------

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security
                     --------  -------
may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar
     --------------------------

                  Initially, U.S. Bank, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

                  The Company issued the Securities under an Indenture dated as of May 13, 2002 ("Indenture"), among the Company, Seagate Technology Holdings, an exempted limited liability company organized under the laws of the Cayman Islands ("Parent"), and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the
                                ------
date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are senior unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section
4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in sale/leaseback transactions; and amend any deferred compensation plan of the Company. These covenants are subject to important exceptions and qualifications, and certain of them will terminate from the first date that the Securities have an Investment Grade Rating from both of the Rating Agencies.

5.   Optional Redemption
     -------------------

                  Except as set forth below, or under paragraph 6 of this Security, the Company shall not be entitled to redeem the Securities at its option prior to May 15, 2006.

                  On and after May 15, 2006, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                                        Redemption
     Period                               Price
     ------                             ---------

     2006                               104.00%
     2007                               102.00%
     2008 and thereafter                100.00%

                  At any time prior to May 15, 2005, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued with the Net Cash Proceeds from one or more Equity Offerings (1) by the Company or (2) by Parent to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a redemption price equal to 108.00% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to
                                 --------  -------
any such redemption:

                  (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and

                  (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

                  At any time prior to May 15, 2006, the Securities may be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a, or if applicable each, Change of Control, upon not less than 30 or more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to the sum of (1) the principal amount thereof and (2) the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.   Redemption for Changes in Withholding Taxes.
     --------------------------------------------

                  (a) The Company shall be entitled to redeem the Securities, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of:

                  (1) a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of (x) the Cayman Islands, (y) any jurisdiction, other than the United States, from or through which a payment on the Securities is made or (z) any other jurisdiction, other than the United States, in which the Company or Parent is organized (or any political subdivision or taxing authority thereof or therein), in any such case which change or amendment is announced or becomes effective on or after May 3, 2002; or

                  (2) any change in or amendment to any official position regarding the application or interpretation of such laws, regulations or rulings, or any exception of or amendment to any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change or amendment is announced or becomes effective on or after May 3, 2002, and the Company cannot avoid such obligation by taking reasonable measures available to it.

                  (b) Before the Company publishes or mails notice of redemption of the Securities pursuant to paragraph 6(a), it will deliver to the Trustee an Officers' Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Company will also deliver an Opinion of Counsel from independent legal counsel of recognized standing stating that the Company would be obligated to pay Additional Amounts as a result of a change in tax laws, regulations or rulings or the application or interpretation of such laws, regulations, rulings or treaties, as applicable.

7.   Notice of Redemption
     --------------------

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. Securities in denominations of $1,000 principal amount or less may be redeemed in whole but not in part. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   Put Provisions
     --------------

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.
                  Under certain circumstances as set forth in the Indenture, the Company will be required to offer to purchase Securities with the Net Available Cash from Asset Dispositions.

9.   Guarantee
     ---------

                  The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a senior unsecured basis by Parent. Such Guarantee may be released or terminated in certain circumstances which are set forth in the Indenture.

10.  Denominations; Transfer; Exchange
     ---------------------------------

                  The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  Persons Deemed Owners
     ---------------------

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money
     ---------------

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13.  Discharge and Defeasance
     ------------------------

                  Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment; Waiver
     -----------------

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, Parent and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to provide for the assumption by a Successor Company of the obligations of the Company or Parent under Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or Parent, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to amend certain provisions of the Indenture relating to form, authentication and transfer of Securities, provided that (a) compliance with the Indenture as so amended would not violate the Securities Act of 1933, as amended, or any other applicable law and (b) such amendment does not materially affect the rights of Holders to transfer Securities.

15.  Defaults and Remedies
     ---------------------

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply for 60 days after notice with other agreements in the Indenture or the Securities; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $50 million and the failure continues for 30 days after notice; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $50 million; and (vii) certain defaults with respect to the Parent Guaranty. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.  Trustee Dealings with the Company
     ---------------------------------

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others
     --------------------------

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication
     --------------

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations
     -------------

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  CUSIP Numbers
     -------------

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[21. Holders' Compliance with Registration Rights Agreement.
     ------------------------------------------------------

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]/2/

22.  Governing Law.
     --------------

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  Seagate Technology HDD Holdings
                  c/o Seagate Technology (US) Holdings, Inc.
                  920 Disc Drive
                  Scotts Valley, California 95067
                  1-800-SEAGATE
                  Attn:  Walter Chang

--------------------
         /2./ Delete if this Security is not being issued in exchange for an Initial Security.

-------------------------------------------------------------------------------

                                                     ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                                                agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________

Date: _____________________ Your Signature: ___________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

                      OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Disposition) or 4.09 (Change of Control) of the Indenture, check the box:

                  Asset Disposition       [ ]       Change of Control       [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount ($1,000 or an integral multiple thereof) in principal amount:
$.

Date: _______________         Your Signature:      ____________________________
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Security.)

Signature Guarantee: __________________________________________________________
                                    (Signature must be guaranteed)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.